                                 SCHEDULE 14C
                                (RULE 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                           SCHEDULE 14C INFORMATION
       INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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[X]  Preliminary information statement     [_]  Confidential, for use of the
                                                Commission only (as permitted by
[_]  Definitive information statement           Rule 14c-5(d)(2))


                             NORTH AMERICAN FUNDS
               (Name of Registrant As Specified In Its Charter)


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

                             NORTH AMERICAN FUNDS

                              GROWTH EQUITY FUND
                                 BALANCED FUND
                         INTERNATIONAL SMALL CAP FUND

                             INFORMATION STATEMENT

     Prior to April 1, 1998, Founders Asset Management, Inc. ("Founders") was the subadviser to the Growth Equity Fund, the Balanced Fund and the International Small Cap Fund (the "Portfolios") of North American Funds (the "Fund"). On April 1, 1998, Founders Asset Management LLC ("New Founders"), a 90%-owned indirect subsidiary of Mellon Bank, N.A. ("Mellon") and surviving entity of a merger (the "Merger") between Founders and New Founders (as described below under "The Merger"), began managing the Portfolios pursuant to a new subadvisory agreement between the Fund and New Founders dated April 1, 1998 (the "New Subadvisory Agreement").

    Under an order the Fund has received from the Securities and Exchange Commission, the Fund is permitted to appoint a subadviser pursuant to a subadvisory agreement with the Fund's investment adviser, CypressTree Asset Management Corporation, Inc. ("CAM"), that has not been approved by shareholders. The Trustees of the Fund must approve such subadvisory agreements, and the Fund must provide notice to shareholders within 60 days of such hiring of a new subadviser or the implementation of any material change in a subadvisory contract. This Information Statement is being supplied to shareholders to fulfill the notice condition, and is being mailed on or about May __, 1998.

     NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     The Merger is deemed to have created an "assignment," as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of the subadvisory agreement between CAM and Founders (the "Previous Subadvisory Agreement"), resulting in the termination of the agreement. Therefore, on December 16, 1997 the Board of Trustees of the Fund approved the New Subadvisory Agreement for the Portfolios to take effect upon consummation of the Merger. The New Subadvisory Agreement is identical, except for the date of execution and the name of the subadviser, and except for certain conforming changes and other technical changes, to the Previous Subadvisory Agreement.

THE MERGER

     Under an Agreement and Plan of Reorganization dated December 11, 1997, as amended (the "Merger Agreement") by and among Mellon, New Founders, Founders and Bjorn K. Borgen, the Chairman, Chief Executive Officer, director, and controlling shareholder of Founders, Founders agreed to merge into New Founders, a newly-created, wholly-owned subsidiary of Mellon. On April 1, 1998, pursuant to the Merger Agreement, Founders merged into New Founders and thereafter ceased to exist as a separate entity. New Founders, the surviving entity, assumed all of Founder's assets, liabilities, business, personnel and operations upon the consummation of the Merger. The shareholders of Founders received $270 million from Mellon in consideration for their Founders shares. Following the Merger, a group of Founders executives and portfolio managers purchased an aggregate 10% equity interest in New Founders. Mr. Borgen is not a shareholder, director or officer of New Founders.

     The Merger did not change the management or operations of Founders, nor any of the personnel managing the Portfolios or the other services or business activities relating to the Portfolios. Senior members of the Founders management team and other key Founders employees continue to be responsible for managing the day-to-day affairs of New Founders as employees of New Founders under written agreements. New Founders does not believe that the Merger caused or will cause any reduction in the quality of services provided to the Portfolios, or have any adverse effect on New Founders' ability to fulfill its obligations relating to the Portfolios under the New Subadvisory Agreement.

THE ADVISER

     Pursuant to its Advisory Agreement with the Fund, CAM is the investment adviser for the Portfolios and each of the other portfolios of the Fund. CAM oversees the administration of all aspects of the business and affairs of the Fund; selects, contracts with and compensates subadvisers to manage the assets of the Portfolios; and reimburses the Fund if the total of certain expenses allocated to any Portfolio exceeds certain limitations. CAM monitors the Portfolios' subadvisers for compliance with the investment objectives and related policies of each Portfolio, reviews the performance of the subadvisers, and periodically reports to the Trustees of the Fund.

     CAM, located at 286 Congress Street, Boston, Massachusetts 02210, is a wholly-owned subsidiary of CypressTree Investments, Inc., an affiliate of Cypress Holding Company, Inc., which is controlled by its management and Berkshire Partners IV, L.P.

PREVIOUS SUBADVISORY AGREEMENT

     Prior to April 1, 1998, CAM delegated its responsibility under the Fund's Advisory Agreement for managing the assets of each Portfolio pursuant to the Previous Subadvisory Agreement. The Previous Subadvisory Agreement required Founders to manage the investment and reinvestment of the assets of each Portfolio, subject to the supervision of CAM. Under the terms of the Previous Subadvisory Agreement, Founders was authorized to effect portfolio transactions for the Portfolios using its own discretion, and without prior consultation with CAM. Founders was also required to report periodically to CAM and the Trustees of the Fund.

     The Previous Subadvisory Agreement was approved by shareholders of the Portfolios on September 24, 1997 and was dated October 1, 1997. The Previous Subadvisory Agreement was submitted for shareholder approval at that time for its initial approval upon CAM's becoming the Fund's investment adviser.

     Under the Previous Subadvisory Agreement, Founders was entitled to receive from CAM (and not from the Portfolios) a subadvisory fee stated as an annual percentage of the current value of the net assets of each Fund as set out below:

                                                     Between        Between
                                                     $50 million    $200 million
                                       First         and            and            Excess Over
Portfolio                              $50 million   $200 million   $500 million   $500 million
---------                              ------------  -------------  -------------  -------------
Growth Equity Fund                     .500%          .450%          .425%          .400%

Balanced Fund                          .375%          .325%          .275%          .225%

International Small Cap Fund           .650%          .600%          .500%          .400%

     For the fiscal year ended October 31, 1997, the aggregate subadvisory fees paid to Founders under the Previous Subadvisory Agreement and a predecessor subadvisory agreement between Founders and the Fund's former investment adviser was $99,355 for the Growth Equity Fund, $339,031 for the Balanced Fund, and $108,728 for the International Small Cap Fund.

NEW SUBADVISORY AGREEMENT

     As in the Previous Subadvisory Agreement with Founders, the New Subadvisory Agreement with New Founders requires New Founders to manage the investment and reinvestment of the assets of the Portfolios, subject to the supervision of CAM. Likewise, New Founders is authorized to effect portfolio transactions for the Portfolios using its own discretion, and without prior consultation with CAM, and is required to report periodically to CAM and the Trustees of the Fund.

     The New Subadvisory Agreement provides that it will continue in effect for two years from its date of execution and thereafter from year to year if its continuance is approved at least annually (i) by the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities of the relevant Portfolio, and (ii) by vote of a majority of the Trustees who are not "interested persons," as that term is defined in the 1940 Act, of the Fund,

CAM or New Founders, cast in person at a meeting called for the purpose of voting on such approval. Any amendment to the New Subadvisory Agreement must be approved by CAM and New Founders, and by vote of a majority of Trustees of the Fund who are not such interested persons, cast in person at a meeting called for the purpose of voting on such approval. The Previous Subadvisory Agreement, by contrast, also required the approval of a majority of the outstanding securities affected by any amendment.

     The New Subadvisory Agreement may be terminated without penalty by vote of the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities of the relevant Portfolio, upon sixty days' written notice, or by New Founders or CAM upon sixty days' written notice, and it will terminate automatically in the event of its assignment. The New Subadvisory Agreement will automatically terminate if the Advisory Agreement for the relevant Portfolio is terminated. Like the Previous Subadvisory Agreement with Founders, the New Subadvisory Agreement provides that New Founders will not be subject to any liability for any error of judgment, any mistake of law or any loss arising out of any investment or other act or omission in the course of, connection with, or arising out of any service to be rendered under the New Subadvisory Agreement, except by reason of New Founders' willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard by New Founders of its obligations and duties.

     As compensation for its services under the New Subadvisory Agreement, New Founders is entitled to receive from CAM subadvisory fees calculated at the same rate as those payable to Founders under the Previous Subadvisory Agreement described above.

     The Trustees of the Fund believe that the terms of the New Subadvisory Agreement are fair to, and in the best interest of, each Portfolio and its shareholders.

     In evaluating the New Subadvisory Agreement, the Trustees of the Fund considered the fact that the Previous Subadvisory Agreement and the New Subadvisory Agreement are substantially identical to each other, including the terms relating to the services to be provided and the fees payable by CAM to Founders or New Founders thereunder. The Trustees considered the performance of Founders in providing services to the Portfolios, and the skills and capabilities of the personnel of Founders.

     The Trustees of the Fund reviewed material furnished by Founders and Mellon. Those materials include information regarding Founders, New Founders, Mellon, their respective affiliates and their personnel, operations and financial condition and the terms of the Merger and the possible effects of the Merger on the Portfolios and the shareholders of the Portfolios. It was represented to the Trustees that Founders and Mellon believed that the operations of the Portfolios and the capability of New Founders to provide services to the Portfolios would not be adversely affected by the Merger and could be enhanced from the resources of Mellon, although there could be no assurance as to any particular benefits that may result.

     In approving the New Subadvisory Agreement, the Trustees of the Fund carefully evaluated the experience of Founders' key personnel in portfolio management (all of whom continue to be employed by New Founders following the consummation of the Merger), the arrangements made to secure the continued service of the key personnel in portfolio management and the high quality of services New Founders is expected to continue to provide to the Portfolios, and gave careful consideration to all factors deemed to be relevant to the Portfolios, including, but not limited to: (1) the performance of the Portfolios since the Portfolios' commencement of operations; (2) the research-intensive nature and quality of the services rendered to the Portfolios; (3) the importance of such research and services to the fulfillment of the particular investment objective of the Portfolios and the investment policies of the Portfolios; (4) that the compensation payable to New Founders by CAM under the New Subadvisory Agreement is at the same rate as the compensation payable by CAM to Founders under the Previous Subadvisory Agreement; (5) that the material terms of the New Subadvisory Agreements are unchanged from the terms of the Previous Subadvisory Agreement; (6) the reputation, qualification and background of Founders (now New Founders) and Mellon and their respective financial conditions; (7) the commitment of New Founders to pay or reimburse the Portfolios for the expenses incurred in connection with the Merger so that shareholders of the Portfolios would not bear those expenses; (8) the benefits expected to be realized as a result of New Founders' affiliation with Mellon, including the resources of Mellon that could be available to New Founders; (9) Founders' brokerage policies and practices, as described below (all of which have been adopted by New Founders); and (10) other factors they deemed relevant.

     Founders and Mellon both advised the Trustees of the Fund that they expect that there will be no diminution in the scope and quality of subadvisory services provided to the Portfolios as a result of the Merger. Accordingly, the Trustees of the Fund believe that the Portfolios should continue to receive services under the New Subadvisory Agreement comparable to those they received under the Previous Subadvisory Agreement.

BROKERAGE POLICIES

     It is the policy of New Founders, in effecting transactions in securities for the Portfolios, to seek the best execution of orders at the most favorable prices. The determination of what may constitute best execution in a securities transaction involves a number of judgmental considerations, including, without limitation, the overall direct net economic result to the Portfolios (involving both price paid or received and any commissions and other costs), the efficiency with which the transaction is effected, the ability to effect the transaction at all where a large block is involved, the availability of the broker to stand ready to execute possibly difficult transactions for the Fund in the future, and the financial strength and stability of the broker.

     Subject to the policy of seeking best execution of orders at the most favorable prices, New Founders may execute transactions with brokerage firms which provide research services and products to New Founders. The phrase "research services and products" includes advice as to the value of securities, the advisability of investing in, purchasing or selling securities, the availability of securities or purchasers or sellers of securities, the furnishing of analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts and the obtainment of products such as third-party publications, computer and electronic access equipment, software programs and other information and accessories that may assist New Founders in furtherance of its investment advisory responsibilities to its advisory clients. Such services and products permit New Founders to supplement its own research and analysis activities, and provide it with information from individuals and research staffs of many securities firms. Generally, it is not possible to place a dollar value on the benefits derived from specific research services and products. New Founders may receive a benefit from these research services and products which is not passed on, in the form of a direct monetary benefit, to the Portfolios. If New Founders determines that any research product or service has a mixed use, such that it also serves functions that do not assist in the investment decision-making process, New Founders will allocate in good faith the cost of such service or product accordingly. The portion of the product or service that New Founders determines will assist it in the investment decision-making process may be paid for in brokerage commission dollars. The non-research part must be paid for in hard dollars from New Founders. Any such allocation may create a conflict of interest for New Founders.

     Neither the research services nor the amount of brokerage given to a particular broker-dealer are made pursuant to any agreement or commitment with any of the selected broker-dealers that would bind New Founders to compensate the selected broker-dealer for research provided. However, New Founders maintains an internal allocation procedure to identify those broker-dealers which have provided it with research and endeavors to direct sufficient commissions to them to ensure continued receipt of research New Founders believes is useful.

     Research services and products obtained by New Founders from brokers who execute portfolio transactions for the Portfolios may be useful to New Founders in providing investment advice to any of the funds or clients it advises. Likewise, information made available to New Founders from brokers effecting securities transactions for such other funds and clients may be utilized on behalf of the Portfolios. Thus, there may be no correlation between the amount of brokerage commissions generated by a particular fund or client and the indirect benefits received by that fund or client.

     Subject to the policy of seeking the best execution of orders at the most favorable prices and to such policies as the Board of Trustees of the Fund may establish from time to time, sales of shares of the Portfolios may also be considered as a factor in the selection of brokerage firms to execute portfolio transactions for the Portfolios.

     Because selection of executing brokers is not based solely on net commissions, the Portfolios may pay an executing broker a commission higher than that which might have been charged by another broker for that transaction. New Founders will not knowingly pay higher mark-ups on principal transactions to brokerage firms as consideration for receipt of research services or products. While it is not practicable for New Founders to solicit competitive bids for commissions on each portfolio transaction, consideration is regularly given to available information concerning the level of commissions charged in comparable transactions by various brokers. Transactions in over-the-counter securities are normally placed with principal market makers, except in circumstances where, in the opinion of New Founders, better prices and execution are available elsewhere.

     Subject to the overriding objective of obtaining the best possible execution of orders, New Founders may allocate brokerage transactions to affiliated brokers. In order for the affiliated broker to effect portfolio transactions for the Portfolios, the commissions, fees or other remuneration received by the affiliated broker must be reasonable and fair compared to the commissions, fees and other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period. Furthermore, the Trustees of the Fund, including a majority of those Trustees who are not "interested persons" of the Fund as defined in the 1940 Act, have adopted procedures which are reasonably designed to provide that any commissions, fees or other remuneration paid to an affiliated broker are consistent with the foregoing standard.

INFORMATION ABOUT THE FUND

     The Fund is a diversified, open-end management investment company organized in 1988 as a business trust under the laws of Massachusetts, and is a series type company with fifteen investment portfolios. The Portfolios are three of those portfolios. The address of the Fund is 286 Congress Street, Boston, Massachusetts 02210.

INFORMATION ABOUT MELLON

     Mellon is a subsidiary of Mellon Bank Corporation ("MBC"), a publicly owned multibank holding company incorporated under Pennsylvania law in 1971 and registered under the Bank Holding Company Act of 1956, as amended. Mellon and MBC are located at One Mellon Bank Center, Pittsburgh, Pennsylvania 15258. MBC provides a comprehensive range of financial products and services in domestic and selected international markets. MBC's banking subsidiaries are located in Pennsylvania, Massachusetts, Delaware, Maryland, New Jersey and Florida, while other subsidiaries are located in key business centers throughout the United States and abroad. MBC currently ranks among the nation's largest bank holding companies based on market capitalization.

     MBC's principal wholly-owned subsidiaries are Mellon, The Boston Company, Inc., Mellon Bank (DE) National Association, Mellon Bank (MD) National Association, and a number of companies known as Mellon Financial Services Corporation. MBC also owns a federal savings bank headquartered in Pennsylvania, Mellon Bank, F.S.B. The Dreyfus Corporation ("Dreyfus"), one of the nation's largest mutual fund companies, is a wholly-owned subsidiary of Mellon. MBC's banking subsidiaries engage in retail financial services, commercial banking, trust and investment management services, residential real estate loan financing, mortgage servicing, equipment leasing, mutual fund activities and various securities-related activities. Through its subsidiaries, MBC managed more than $300 billion in assets as of December 31, 1997. As of that date, various subsidiaries of MBC provided non-investment services, such as custodial or administration services, for approximately $1.5 trillion in assets.

INFORMATION ABOUT NEW FOUNDERS

     New Founders was organized as a Delaware limited liability company on November 26, 1997. The management board of New Founders consists of:
Christopher M. Condron, Chairman, who is also Vice Chairman and Chief Operating Officer of MBC and President, Chief Executive Officer and Chief Operating Officer of Dreyfus; Jonathan F. Zeschin, who was President and Chief Operating Officer of Founders prior to the Merger and is now President and Chief Executive Officer of New Founders; Gregory P. Contillo, who was Senior Vice President-Institutional Marketing of Founders and now is Senior Vice President and Chief Marketing Officer of New Founders; Michael W. Gerding, who was Vice President-Investments of Founders, and is now Senior Vice President-Investments of New Founders; Stephen E. Canter, Vice Chairman and Chief Investment Officer of Dreyfus; Lawrence S. Kash, Vice Chairman-Distribution of Dreyfus; and W. Keith Smith, Senior Vice Chairman of MBC and Mellon, and Chairman of Dreyfus and The Boston Company.

     The address of Dreyfus is 200 Park Avenue, New York New York 10166. The address of New Founders is 2930 East Third Avenue, Denver, Colorado 80206.

     New Founders acts as investment adviser (or, where indicated, as subadviser) to the following other mutual funds which have a similar objective to that of the Growth Fund:

                                     Annual Management                    Approximate
                                      (or Subadvisory)                 Net Assets as of
                                    Fee Rate (as a % of                 April 30, 1998
           Fund                         net assets)                       ($ millions)
           ----                         -----------                       ------------
Founders Growth Fund          1.00% to $30 million;                           $2,181
                              0.75% next $270 million; 0.70%
                              next $200 million; 0.65% thereafter

Manufacturers Investment      0.45% to $200 million;                          $  219
Trust - Growth Trust/1/       0.35% next $300 million; 0.30%
                              thereafter

New England Star            0.55% to $50 million                              $  306
Advisers Fund/1,2/          0.50% next $200 million
                            0.475% thereafter

/1/ With respect to these funds, for which New Founders acts as subadviser, the subadvisory fee is paid by the fund's investment adviser out of its management fee, not by the fund directly.

/2/ This fund has four subadvisers, each managing a different segment of the fund's portfolio. New Founders receives a subadvisory fee only with respect to the segment of the fund it manages. The net asset amount shown for this fund reflects only New Founders' segment.

     New Founders acts as investment adviser or subadviser to the following other mutual funds which have a similar objective to that of the Balanced Fund:

                                   Annual Management             Approximate
                                   (or Subadvisory)           Net Assets as of
                                  Fee Rate (as a % of          April 30, 1998
            Fund                      net assets)               ($ millions)
            ----                      -----------               ------------
Founders Balanced Fund        0.65% to $250 million                 $1,122
                              0.60% next $250 million
                              0.55% next $250 million
                              0.50% thereafter

Manufacturers Investment      0.375% to $50 million;                $  207
Trust - Balanced Trust/1/     0.325% next $150 million;
                              0.275% next $300 million;
                              0.225% thereafter

   /1/ With respect to these funds, for which New Founders acts as subadviser, the subadvisory fee is paid by the fund's investment adviser out of its management fee, not by the fund directly.

  New Founders acts as investment adviser or subadviser to the following other mutual funds which have a similar objective to that of the International Small Cap Fund:

                                     Annual Management              Approximate
                                      (or Subadvisory)           Net Assets as of
                                    Fee Rate (as a % of           April 30, 1998
              Fund                      net assets)                ($ millions)
              ----                      -----------                 -----------
Founders Passport Fund/1/         1.00% to $250 million                 $143
                                  0.80% next $250 million
                                  0.70% thereafter

Manufacturers Investment          0.65% to $50 million                  $150
Trust - International Small       0.60% next $150 million
Cap Trust/1/                      0.50% next $300 million
                                  0.40% thereafter


American Skandia Trust-           0.60% to $100 million                 $131
Founders Passport Portfolio/1/    0.50% thereafter

American Skandia Advisors         0.60% to $100 million                 $  3
Funds, Inc. - ASAF Founders       0.50% thereafter
International Small
Capitalization Fund/1/

   /1/ With respect to these funds, for which New Founders acts as subadviser, the subadvisory fee is paid by the fund's investment adviser out of its management fee, not by the fund directly.

OTHER INFORMATION

  As of May 5, 1998, to the Fund's knowledge, the following persons owned of record or beneficially more than 5% of the outstanding shares of the indicated class of the Growth Equity Fund:

                                                Number of
     Class            Shareholder                Shares          Percent
     -----            -----------                ------          -------
       A            Farmers State Bank
                    Employees Pension          14,682.453         6.84%



     As of May 5, 1998, to the Fund's knowledge, the following persons owned of record or beneficially more than 5% of the outstanding shares of the indicated class of the Balanced Fund:

                                                Number of
     Class             Shareholder                Shares          Percent
     -----             -----------                ------          -------
       A            Frontier Trust FBO
                    SAIA Motor Freight         605,050.418         49.19%



As of May 5, 1998, to the Fund's knowledge, the following persons owned of record or beneficially more than 5% of the outstanding shares of the indicated class of the International Small Cap Fund:

                                                Number of
     Class            Shareholder                Shares          Percent
     -----            -----------                ------          -------
       A            Evereren Clearing Corp.
                    Sitnasuak Native Corp.      9,299.448         6.11%



     As of May 14, 1998, the officers and Trustees of the Fund as a group owned less than 1% of the outstanding shares of the each Portfolio.



May __, 1998:

                                    May __, 1998



Dear Shareholder:

     We are pleased to enclose an Information Statement regarding Founders Asset Management, Inc. ("Founders"), the former subadviser to the Growth Equity Fund, the Balanced Fund and the International Small Cap Fund (the "Portfolios"), and Founders Asset Management LLC, the successor subadviser to the Portfolios.

     On April 1, 1998, Founders merged with and into Founders Asset Management LLC, a subsidiary of Mellon Bank, N.A. As a result of the merger, the existing Founders subadvisory agreement for the Portfolios between CypressTree Asset Management, Inc. and Founders terminated, and approval of a new agreement became necessary. Consequently, the Board of Trustees of North American Funds approved a new agreement with Founders Asset Management LLC on substantially identical terms to the old agreements.

     The advisory or consulting fees charged to each Fund did not change as a result of the merger.

     This action by the Board of Trustees will not require you to send a proxy and we are not asking you for a proxy. As always, please direct any inquiries to the Shareholder Services Department at 1-800-872-8037.

                                        Sincerely,


                                        Bradford K. Gallagher
                                        Chairman